Exhibit 13.2

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 20-F (the “Report”) for the period ended December 31, 2011 of Banco Latinoamericano de Comercio Exterior, S.A. (the “Company”).

I, Christopher Schech, the Chief Financial Officer of the Company, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

Date: April 26, 2012
By:	/s/ CHRISTOPHER SCHECH
Christopher Schech.
Chief Financial Officer